Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	John Van Orden, CFO
(973) 467-2200
John.VanOrden@wakefern.com

Springfield, New Jersey – December 17, 2018 - On December 14, 2018 the Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share. The dividends will be payable on January 24, 2019 to shareholders of record at the close of business on January 3, 2019.

Village Super Market operates a chain of 30 supermarkets under the ShopRite name in New Jersey, Maryland, northeastern Pennsylvania and New York City.